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  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2022
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Goosehead Insurance, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38466	82-3886022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Solana Boulevard, Ste. 4500
Westlake, Texas 76262
(Address of Principal Executive Offices, and Zip Code)

214-838-5500
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	GSHD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2022, the Board of Directors of Goosehead Insurance, Inc. (the “Company”) appointed Mark E. Jones, Jr. as Chief Financial Officer of the Company, to succeed Mark Colby, who is departing from the role. Mr. Jones, Jr.’s appointment and Mr. Colby’s departure each became effective on September 12, 2022. Mr. Colby may serve as a consultant to the Company during a transition period and the terms of such engagement will be disclosed when finalized.

Mr. Jones, Jr., 30, joined Goosehead in 2016 as its Controller and was promoted to Vice President of Finance in 2020, reporting directly to the CFO. He was instrumental to Goosehead’s IPO in 2018 and has been responsible for overseeing Goosehead’s SEC reporting, financial planning and analysis, and directly managing Goosehead’s finance team. Prior to joining Goosehead, Mr. Jones worked in Ernst & Young’s Audit practice, primarily focused on financial service companies. He is a graduate of Texas A&M University with a bachelor’s degree in accounting and a master’s degree in finance and is a Certified Public Accountant.

Mr. Jones, Jr. will receive the following compensation: annual base salary of $265,000; a bonus opportunity for 2022 of $125,000, stock options with respect to 65,000 shares of Company stock; annual stock option grants in the future at the discretion of the compensation committee of the Board; and customary employee benefits. The foregoing description is qualified in its entirety by the full text of an offer letter to Mr. Jones, Jr., a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Mr. Jones, Jr. and any other person pursuant to which Mr. Jones, Jr. was selected as an officer.

Mr. Jones, Jr. is the son of Mark E. Jones, the Company’s Chairman, director and Chief Executive Officer, and Robyn Jones, the Company’s Vice Chairman and director, and the brother-in-law of P. Ryan Langston, the Company’s Vice President, Chief Legal Officer and Corporate Secretary. In his capacity as Vice President of Finance of the Company, Mr. Jones, Jr. received compensation in the aggregate amount of $465,500 since January 1, 2021. Such compensation was previously ratified by the audit committee of the Company as a related party transaction.

Item 7.01 Regulation FD Disclosure.

On September 12, 2022, the Company issued a press release announcing the appointment of Mr. Mark E. Jones, Jr. as Chief Financial Officer of the Company, as well as certain other matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter to Mark E. Jones, Jr., dated September 11, 2022
99.1	Press Release issued by Goosehead Insurance, Inc., dated September 12, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2022

GOOSEHEAD INSURANCE, INC.

By:	/s/ Mark E. Jones
Mark E. Jones Chairman and Chief Executive Officer